CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-117448 of our report dated March 30, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

Deloitte & Touche LLP

Rochester, New York

May 4, 2005